SIXTH AMENDMENT TO THE
                     SOUTHERN COMPANY EMPLOYEE SAVINGS PLAN

         WHEREAS, the Employee Savings Plan Committee ("Committee") heretofore adopted the amendment and restatement of The Southern Company Employee Savings Plan ("Plan"), effective as of January 1, 1997;

         WHEREAS, Southern Energy Resources, Inc. ("SERI"), an Employing Company under the Plan, will become the employer of certain individuals currently employed by Southern Company Energy Marketing, L.P. ("SCEM") following a reorganization of SCEM;

         WHEREAS, the Southern Company ("Southern") anticipates that in 2001 it will distribute pro rata to the Southern shareholders all of the stock of Southern Energy, Inc. ("SEI") held by Southern pursuant to a tax-free spin-off under Section 355 of the Internal Revenue Code;

         WHEREAS, in connection with such transaction, Southern and SEI have entered into an Employee Matters Agreement ("Agreement") to allocate between them assets, liabilities and responsibilities with respect to certain employee compensation, benefit plans and programs, and certain employment matters;

         WHEREAS, the Committee desires to amend the Plan to exclude the former employees of SCEM from participating in the Plan by virtue of their employment with SERI;

         WHEREAS, the Committee desires to amend the Plan to address the spin-off of SEI from Southern, including making such changes as are necessary pursuant to the Agreement;

         WHEREAS, the Committee desires to amend the Plan to make certain other technical changes and to reflect recent changes in the law; and

         WHEREAS, the Committee is authorized pursuant to Section 15.1 of the Plan to amend the Plan at any time, provided that the amendment does not involve a substantial increase in cost to any Employing Company or is necessary or desirable to comply with the laws and regulations applicable to the Plan.

         NOW, THEREFORE, the Committee hereby amends the Plan as follows, to be effective as of the dates indicated:

                                       1.

         Sections 2.20 and 2.21 of the Plan shall be eliminated in their entirety, effective as of January 1, 2001. Each subsequent Section in Article II shall remain as currently numbered until such time as the Plan is amended and restated.

                                       2.

         Section 2.27 of the Plan shall be amended to read as follows, effective as of December 22, 2000:

                    2.27 "Eligible Employee" shall mean an Employee who is employed by an Employing Company and (a) who was eligible to be included in the Plan on January 1, 1991, or (b) who is a regular full-time, regular part-time, or cooperative education employee other than:

                  (1) an Employee who is treated as such solely by reason of the "leased employee" rules of Code Section 414(n) such that, pursuant to an agreement between an Employing Company and any other person, such individual has performed services for the Employing Company (or the Employing Company and related persons as described in Code Section 414(n)(6)) on a substantially full-time basis for a period of at least one year and such services were performed under the primary direction or control of the Employing Company;

                  (2) any Employee who is represented by a collective bargaining agent unless the representatives of his bargaining unit and the Employing Company mutually agree to participation in the Plan subject to its terms by members of his bargaining unit;

                  (3) an individual who is a cooperative education employee and who first performs an Hour of Service on or after January 1, 1995;

                  (4) an individual who is classified by the Employing Company as a temporary employee (who was not eligible to be included in the Plan on January 1, 1991) or an independent contractor, regardless of whether such classification is determined to be in error. Effective September 1, 1998, any individual classified by the Employing Company as a temporary employee shall be excluded from the Plan, regardless of any prior inclusion in the Plan and regardless of whether the "temporary employee" classification is determined to be in error; and

                  (5) an individual, who would otherwise be eligible to participate in the Plan by virtue of his employment by SERI, but who (i) was an employee of SCEM on December 22, 2000, (ii) was hired by SERI on or after December 23, 2000, and who was a former employee of SCEM, or (iii) was hired by SERI on or after December 23, 2000, who is employed in the Americas Group and whose job function is indicated on Exhibit A attached hereto.

                                       3.

         Paragraph (5) of Section 2.27 of the Plan shall be amended to read as follows, effective as of the Group Status Change Date as defined in the
Agreement:

                  (5)      an individual who is employed by SERI.

                                       4.

         Section 2.48 of the Plan shall be amended to read as follows, effective as of the Group Status Change Date as defined in the Agreement:

                  2.48 "Participant" shall mean (a) an Eligible Employee who has elected to participate in the Plan as provided in Article III and whose participation in the Plan at the time of reference has not been terminated as provided in the Plan, (b) an Employee or former Employee who has ceased to be a Participant under (a) above, but for whom an Account is maintained under the Plan, (c) an Eligible Employee who has made a Rollover Contribution to this Plan to the extent that the Provisions of the Plan apply to such Rollover Contribution of the Eligible Employee, and (d) an Employee or former Employee for whom a Transferred ESOP Account is maintained under the Plan.

                                       5.

         The second paragraph of Section 2.66, "Year of Service", including subsections (a) and (b) of such paragraph, shall be eliminated in its entirety, effective as of January 1, 2001.

                                       6.

         Two new definition Sections shall be added to the Plan to read as follows, effective as of December 22, 2000:

                  2.67     "SCEM" shall mean Southern Company Energy Marketing,
                           L.P.

                  2.68     "SERI" shall mean Southern Energy Resources, Inc.


                                       7.

         Five new definition Sections shall be added to the Plan to read as follows, effective as of the Group Status Change Date as defined in the
Agreement:

                  2.69 "SEI" shall mean Southern Energy, Inc., any subsidiary of Southern Energy, Inc., or any successor thereto.

                  2.70     "SEI Stock" shall mean the common stock of SEI.

                  2.71 "SEI Stock Account" shall mean the total amount credited to the Account of a Participant as described in Section 9.1(c).

                  2.72 "SEI Stock Fund" shall mean the fund established to hold SEI Stock as described in Section 8.8.

                  2.73 "Transferred ESOP Account" shall mean the total amount credited to the Account of a Participant as described in Section 9.1(d).

                                       8.

         Section 3.1 of the Plan shall be amended to read as follows, effective as of January 1, 2001:

                    3.1 Eligibility Requirements. Each Eligible Employee who was an active Participant on December 31, 2000 shall continue to be an active Participant in the Plan on January 1, 2001, provided he remains an Eligible Employee. Each other Eligible Employee may elect to participate in the Plan as of any Enrollment Date after the Employee's first day of employment as an Eligible Employee or as soon as administratively practicable thereafter. An Eligible Employee shall make an election to participate by authorizing deductions from or reduction of his Compensation as contributions to the Plan in accordance with Article IV, and directing the investment of such contributions in accordance with Article VIII. Such Compensation deduction and/or reduction authorization and investment direction shall be made in accordance with the procedures established by the Committee.

                                       9.

         Section 3.2 of the Plan shall be amended to read as follows, effective as of January 1, 2001:

                    3.2 Participation upon Reemployment. If an Employee terminates his employment with an Affiliated Employer and is subsequently reemployed as an Eligible Employee, he may elect to become an active Participant in the Plan as of the date of his reemployment or as soon as administratively practicable thereafter.

                                       10.

         Sections 3.5 through 3.9 of the Plan shall be deleted in their entirety, and Section 3.10 shall be renumbered as Section 3.5, effective as of January 1, 2001.

                                       11.

         Section 6.1 of the Plan shall be amended to read as follows, effective as of January 1, 2000:

                    6.1 Section 415 Limitations. Notwithstanding any provision of the Plan to the contrary, the total Annual Additions allocated to the Account (and the accounts under all defined contribution plans maintained by an Affiliated Employer) of any Participant for any Limitation Year in accordance with Code Section 415 and the regulations thereunder, which are incorporated herein by this reference, shall not exceed the lesser of the following amounts:

                           (a) twenty-five percent (25%) of the Participant's
                  compensation (as defined in Code Section 415(c)(3) and any rulings and regulations thereunder) in the Limitation Year; or

                           (b) $30,000 (as adjusted pursuant to Code Section
                  415(d)(1)(C)).

                    The Annual Addition for any Plan Year beginning before January 1, 1987 shall not be recomputed to treat all Voluntary Participant Contributions as an Annual Addition.

                                       12.

         Section 6.3 of the Plan shall be amended to read as follows, effective as of January 1, 2000:

                    6.3 Combination of Plans. If an Employee participates in more than one defined contribution plan maintained by an Affiliated Employer and his Annual Additions exceed the limitations of Section 6.1, corrective adjustments shall be made first under this Plan and then, to the extent necessary, under The Southern Company Performance Sharing Plan and then, to the extent necessary, under The Southern Company Employee Stock Ownership Plan.

                                       13.

         A new Section 8.8 shall be added to the Plan to read as follows, effective as of the Group Status Change Date as defined in the Agreement:

                  8.8 SEI Stock Fund. All SEI Stock received by the Plan pursuant to Sections 9.1(c) and 9.1(d) shall be held in a "SEI Stock Fund." Participants may direct investments out of the SEI Stock Fund and into the other Investment Funds in accordance with the procedures of this Article VIII. However, Participants may not direct investments into the SEI Stock Fund and, should a Participant elect to direct investments out of the SEI Stock Fund, he may not again direct any amount attributable to such investments back into the SEI Stock Fund. In no event shall the SEI Stock Fund remain as an Investment Fund under the Plan later than the end of the calendar quarter which includes the five-year anniversary of the date SEI Stock is first held in the SEI Stock Fund.

                                       14.

         New subsections (c) and (d) shall be added to Section 9.1 of the Plan to read as follows, effective as of the Group Status Change Date as defined in the Agreement:

                  (c) Upon the distribution by the Southern Company to its shareholders of the SEI Stock held by the Southern Company pursuant to a tax-free spin-off under Code Section 355 or such similar transaction, the Committee shall establish a subaccount known as a Participant's "SEI Account" to reflect the Participant's interest in the SEI Stock received by the Plan (other than SEI Stock transferred to the Plan as described in Section 9.1(d)) pursuant to such transaction. To the extent that shares of SEI Stock are attributable to Common Stock in a Participant's subaccounts which reflect Elective Employer Contributions, Voluntary Participant Contributions, Employer Matching Contributions, Rollover Contributions, and amounts in a Participant's SEPCO Transferred Account, the shares of SEI Stock attributable to each shall retain their character as Elective Employer Contributions, Voluntary Participant Contributions, Employer Matching Contributions, Rollover Contributions, and amounts in a Participant's SEPCO Transferred Account, respectively, and the Committee shall establish and maintain such bookkeeping accounts as it deems necessary to account for such SEI Stock, and any subsequent earnings or losses attributable thereto, under this Plan.

                  (d) Upon the transfer to the Plan of the SEI Stock distributed to The Southern Company Employee Stock Ownership Plan ("ESOP") in connection with a transaction described in Section 9.1(c), the Committee shall establish a subaccount known as a Participant's "Transferred ESOP Account" to reflect the Participant's interest in the Plan attributable to the SEI Stock transferred to the Plan from the ESOP. The Committee shall establish and maintain separate bookkeeping accounts within the Transferred ESOP Account for amounts attributable to the SEI Stock that was distributed on Common Stock which had been held in the ESOP for more than two years as of the date of transfer, amounts attributable to SEI Stock that was distributed on Common Stock which had been held in the ESOP for more than one year but less than two years as of the date of transfer, and amounts attributable to SEI Stock that was distributed on Common Stock which had been held in the ESOP for less than one year as of the date of transfer, respectively.

                                       15.

         Subsection (a) of Section 11.1 of the Plan shall be amended to read as follows, effective as of the Group Status Change Date as defined in the
Agreement:

                    (a) Subject to the provisions of Article XII, this Section 11.1, and Sections 11.2 through 11.6, a Participant may make withdrawals from his Account effective as of any Valuation Date in the order of priority listed below:

                             (1) All or a portion of the value of his Account
                    attributable to Voluntary Participant Contributions (not including any earnings or appreciation thereon) made prior to January 1, 1987;

                             (2) All amounts described above, plus all or a
                    portion of the value of his Account attributable to Voluntary Participant Contributions, plus a ratable portion of the earnings and/or appreciation on Voluntary Participant Contributions;

                             (3) All amounts described above, plus effective
                    April 1, 1997, all or a portion of the value of his Account attributable to Rollover Contributions (including earnings and appreciation thereon);

                             (4) All amounts described above, plus the value of
                    his Transferred ESOP Account as described in Section 9.1(d); provided, however, that the amount in his Transferred ESOP Account attributable to SEI Stock that was distributed on Common Stock which had been held in the ESOP for less than two years as of the date of transfer may not be distributed until the first day of the month following the two-year anniversary of the date such Common Stock was contributed to the ESOP;

                             (5) All amounts described above, plus up to fifty
                    percent (50%) of the value of his Account attributable to Employer Matching Contributions (including earnings and appreciation thereon) allocated to his Account; provided, however, that said Participant shall have participated in the Plan for not less than sixty (60) months at the time of the withdrawal;

                             (6)(A) For Participants who have not attained age
                    59 1/2 or separated from service with the Affiliated Employers (within the meaning of Code Section 401(k)(2)(B)(i)(I)), all amounts described above, plus all or a portion of the value of his Account attributable to Elective Employer Contributions (not including any earnings or appreciation thereon for Plan Years beginning after December 31, 1988); and

                           (B) For Participants who have attained age 59 1/2 or
                  separated from service with the Affiliated Employers (within the meaning of Code Section 401(k)(2)(B)(i)(I)), all amounts described above, plus all or a portion of the value of his Account attributable to any earnings or appreciation on Elective Employer Contributions.

         For purposes of this Section 11.1, any individual who becomes a Participant solely because a Transferred ESOP Account is established on behalf of such individual shall be treated as participating in the Plan as of the date such Transferred ESOP Account is established.

                                       16.

         The reference to "Section 11.1(a)(5)(A)" in Section 11.6 shall be replaced by "Section 11.1(a)(6)(A)", effective as of the Group Status Change Date as defined in the Agreement:

                                       17.

         Subsection (c) of Section 11.7 of the Plan shall be amended to read as follows, effective as of January 1, 2001:

                  (c) The principal amount of a loan shall be obtained pro rata from each Investment Fund in which the Participant's Account is invested at that time such loan is obtained.

                                       18.

         The phrase "and/or SEI Stock" shall be added following the reference to "Common Stock" in paragraph (2) of subsection (a) of Section 12.1, effective as of the Group Status Change Date as defined in the Agreement.

                                       19.

         Section 12.11 of the Plan shall be amended to read as follows, effective as of the Group Status Change Date as defined in the Agreement:

                  12.11 Form of Payment. All distributions under this Article XII shall be made in the form of cash, provided that the person entitled to such distribution may demand that the portion of any distribution which is attributable to Common Stock or SEI Stock be distributed in the form of such Common Stock or SEI Stock, respectively, to the extent of the whole number of shares in the Participant's Account, with a cash adjustment for any fractional shares.

                                       20.

         A new sentence shall be added to the end of Section 14.3 of the Plan to read as follows, effective as of the Group Status Change Date as defined in the
Agreement:

         Procedures similar to those described above shall also apply to voting the SEI Stock credited to each Participant's Account.

                                       21.

         The phrase "or SEI Stock Fund" shall be added to the end of the first sentence of Section 14.4 of the Plan, effective as of the Group Status Change Date as defined in the Agreement.

                                       22.

         The phrase ", as provided in regulations prescribed by the Secretary of the Treasury" shall be added to the end of the last sentence of Section 15.1 of the Plan, effective as of September 5, 2000.

                                       23.

         A new Section 15.4 shall be added to the Plan to read as follows, effective as of the Group Status Change Date as defined in the Agreement:

                  15.4 Transfer of Plan Assets. Notwithstanding any provision of the Plan to the contrary, upon the distribution by the Southern Company to its shareholders of the SEI Stock held by the Southern Company pursuant to a tax-free spin-off under Code Section 355 or such similar transaction, the Accounts of certain Participants who shall be identified in accordance with the Employee Matters Agreement entered into between the Southern Company and SEI ("Agreement") shall be transferred to a retirement plan established by SEI which is intended to constitute a qualified retirement plan under Code Section 401(a). The Committee shall determine the time of such transfers and shall establish such rules and procedures as its deems necessary or appropriate to effect the transfers, except that all actions with respect to the transfers shall be taken in a manner consistent with the Agreement.

                                       24.

         Section 16.4 of the Plan shall be deleted in its entirety, effective as of January 1, 2000.

                                       25.

         A new sentence shall be added to the end of Section 18.5 of the Plan to read as follows, effective as of September 5, 2000.

         Notwithstanding the foregoing, any optional form of benefit provided under this Plan solely as a result of the merger of the SEPCO Plan into this Plan shall be eliminated to the extent permitted and in accordance with the regulations prescribed by the Secretary of the Treasury under Code Section 411(d)(6), provided that the elimination of such optional form of benefit shall not be effective before the earlier of (a) the 90th day after the Participant receives a summary of material modification describing the elimination of such optional form of benefit or (b) January 1, 2002.

                                       26.

         Southern Energy Resources, Inc. shall be removed as an Employing Company in Appendix A of the Plan, effective as of the Group Status Change Date as defined in the Agreement.

                                       27.

         Except as amended herein by this Sixth Amendment, the Plan shall remain in full force and effect as amended and restated by the Company prior to the adoption of this Sixth Amendment.

         IN WITNESS WHEREOF, Southern Company Services, Inc., through the duly authorized members of the Employee Savings Plan Committee, has adopted this Sixth Amendment to The Southern Company Employee Savings Plan this ____ day of ___________________, 2000.

                                          EMPLOYEE SAVINGS PLAN COMMITTEE: